UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012 (December 14, 2012)

Lumos Networks  Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05             Costs Associated With Exit or Disposal Activities.

            On December 14, 2012, the Board of Directors of Lumos Networks Corp. (the “Company”) approved a plan to reduce costs (the “Plan”).  Under the Plan, the Company is closing or consolidating certain of its facilities and reducing its workforce by approximately 10% with these reductions taking place primarily in its legacy businesses.  As a result of the Plan, the Company currently estimates it will incur total charges of $3.5 to $4.0 million, including approximately $3.0 million for employee severance and termination benefits and approximately $0.7 million for early termination of leases on facilities.  The Company expects to complete the Plan and incur a large portion of the cash costs associated with these charges by December 31, 2012.

            As another cost reduction measure, the Company also has determined to freeze further benefit accruals under its defined benefit pension plan and its executive supplemental retirement plan effective December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 19, 2012

LUMOS NETWORKS CORP.
By: /s/ Harold L. Covert
Harold L. Covert
Executive Vice President, Chief Financial Officer and Treasurer